UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 2007

                              LOGICA HOLDINGS, Inc.
             (Exact name of registrant as specified in its charter)




           Nevada                       0-50621                   86-0787790
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                        82 Avenue Road, Toronto, Ontario
                                M5R 2H2, Canada
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (416) 929-5798


          ____________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 2.01      Completion of Acquisition or Disposition of Assets.

         Pursuant to a Stock Purchase Agreement effective September 30, 2007, Logica Holdings, Inc. (the "Company") completed the sale of its wholly owned interests in Maximum Awards Pty. Ltd ("MAX"), Global Business Group Australia Pyt. Ltd ("GBH") and Travel Easy Holidays Pty. Ltd ("TEH") (MAX, GBH and TEH are collectively referred to herein as, the "Subsidiaries"). The Subsidiaries were sold to Elko Group Pty. Limited, an Australian company ("ELKO") controlled by Maxwell A. Thomas. Mr. Thomas serves as an executive officer of each of the Subsidiaries.

         Under the Stock Purchase Agreement, the Company sold all the issued and outstanding shares of the Subsidiaries to ELKO in consideration of $1.00 and the assumption of all of the liabilities of the Subsidiaries by ELKO. In addition, Mr. Thomas agreed to forgive the Company for liabilities of the Company of approximately $113,860 owed to Mr. Thomas. Furthermore, the Company released the Subsidiaries and ELKO from inter-company obligations of approximately $1,067,000.

         The description of the Stock Purchase Agreement set forth herein is qualified in its entirety by the specific terms of the Stock Purchase Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits.

         2.1   Stock Purchase Agreement effective September 30, 2007




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007                       LOGICA HOLDINGS, INC.

                                            BY:  /s/ Giuseppe Pino Baldassarre
                                                 -----------------------------
                                                 Giuseppe Pino Baldassarre
                                                 Chief Executive Officer












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